SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 10, 2011

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On April 10, 2011, Tasty Baking Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Flowers Foods, Inc., a Georgia corporation (“Parent”), and Flowers Bakeries, LLC, a Georgia limited liability company and wholly-owned subsidiary of Parent (Flowers Bakeries, LLC, and its permitted assignee, a Pennsylvania corporation that is a wholly-owned subsidiary of Parent, “Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions therein, Merger Sub will commence a tender offer (the “Offer”) within ten business days after the date of the Merger Agreement to acquire all of the outstanding shares of common stock, $0.50 par value per share (“Common Stock”), of the Company at a purchase price of $4.00 per share, net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”).  The Offer will remain open for 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement.  As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent.  In the Merger, each outstanding share of Common Stock, other than shares of Company Common Stock owned by Parent or Merger Sub or by shareholders who have validly exercised their dissenters rights (to the extent available under Pennsylvania law), will be converted into the right to receive cash in an amount equal to the Offer Price.

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including no material breach by the Company (which has not been cured or waived) under its lease for its bakery at the Philadelphia Navy Yard, and other customary closing conditions.  In addition, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Common Stock then owned by Parent and its subsidiaries, equals a majority of the Common Stock outstanding (assuming conversion of all deferred stock units but not any other derivative securities) as of the expiration of the Offer.

The Company has also granted to Merger Sub an irrevocable right (the “Top-Up”), which Merger Sub may exercise immediately following consummation of the Offer, in its discretion if necessary, to purchase from the Company the number of shares of Common Stock that, when added to the shares of Common Stock already owned by Parent or any of its subsidiaries following consummation of the Offer, constitutes one share of Common Stock more than 80% of the shares of Common Stock then outstanding (assuming conversion of all deferred stock units but not any other derivative securities) (the “Threshold Percentage”). Merger Sub will pay the Offer Price for each share of Common Stock acquired upon exercise of the Top-Up Option. If Parent, Merger Sub and any of their respective affiliates acquire more than the Threshold Percentage of the outstanding shares of Company Common Stock, including through exercise of the Top-Up, Merger Sub will complete the Merger through the “short form” merger procedures available under Pennsylvania law.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type.  The Company also agreed to operate its business in the ordinary course consistent with recent past practice until the effective time of the Merger. The Company may not solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s board of directors. The Company must give Parent four business days notice before the Company is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal, during which time Parent may enhance the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company receives a superior proposal (as defined in the Merger Agreement). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a superior proposal, the Company is required to pay to Parent a termination fee equal to $3,800,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Item 8.01.  Other Events.

On April 11, 2011, the Company and Parent issued a joint press release announcing the proposed tender offer and merger.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On April 11, 2011, the Company sent a letter to its employees announcing the proposed tender offer and merger.  A copy of such letter is attached to this Report as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

On April 11, 2011, the Company sent a letter to independent sale distributors announcing the proposed tender offer and merger.  A copy of such letter is attached to this Report as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

On April 11, 2011, the Company sent a question and answer sheet to members of the media.  A copy of such document is attached to this Report as Exhibit 99.4 and is incorporated into this Item 8.01 by reference.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the risks of business interruption and an adverse impact on financial results while optimizing production at the new facility; the risk of an inability to achieve anticipated cost savings associated with the new Navy Yard Bakery; the risks associated with the uncertainty regarding the adequacy of capital resources, including liquidity, and limited access to additional financing; the risks associated with the June 30, 2011 expiration of the Company’s Bank Credit Facility and the need to secure new financing by such expiration date, which financing may not be available on satisfactory terms, or at all; the costs and availability of capital to fund operations; the success of marketing and sales strategies and new product development; the ability to enter new markets successfully; the price of raw materials; uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company shareholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or Merger may not be satisfied or waived, including that a governmental entity may prohibit or delay the consummation of the transaction; and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual report to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q, as well as the tender offer documents to be filed by Parent and Merger Sub and the solicitation/recommendation statement to be filed by the Company. Please refer to these documents for a more thorough description of these and other risk factors. The Company assumes no obligation to update publicly or revise any forward-looking statements.

Notice to Investors

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to the Company’s shareholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.   In addition, Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Parent at 1919 Flowers Circle, Thomasville, GA 31757 and the Schedule 14D-9 may be obtained (when available) for free by contacting the Company at Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA  19112.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 10, 2011, by and among Tasty
Baking Company, Flowers Foods, Inc. and Flowers Bakeries, LLC*

Exhibit 99.1	Press Release dated April 11, 2011

Exhibit 99.2	Letter sent to employees of the Company on April 11, 2011

Exhibit 99.3	Letter sent to independent sales distributors on April 11, 2011

Exhibit 99.4	Question and answer sheet distributed on April 11, 2011

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: April 11, 2011	/S/Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 10, 2011, by and among Tasty
Baking Company, Flowers Foods, Inc. and Flowers Bakeries, LLC*

Exhibit 99.1	Press Release dated April 11, 2011

Exhibit 99.2	Letter sent to employees of the Company on April 11, 2011

Exhibit 99.3	Letter sent to independent sales distributors on April 11, 2011

Exhibit 99.4	Question and answer sheet distributed on April 11, 2011

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.